UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017 (September 7, 2017)

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notes Offering

On September 7, 2017, Discovery Communications, Inc. (the “Company”) issued a press release announcing that Discovery Communications, LLC (“DCL”) has commenced an underwritten public offering of one or more series of senior fixed rate notes and senior floating rate notes (the “Offering”). Each series of notes will be issued by DCL and guaranteed by the Company.

A copy of the Company’s press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to sell the notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Discovery Communications, Inc., dated September 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

99.1	Press release of Discovery Communications, Inc., dated September 7, 2017.